For Immediate Release	Contact: Media Inquiries Karen Cutler (215)238-4063 Cutler-Karen@aramark.com Investor Inquiries Ian Bailey (215)409-7287 Bailey-Ian@aramark.com

Aramark Reports Strong Fourth Quarter and Full Year 2015 Results
***
Full Year Adjusted EPS Increased 10% on a Comparable Basis to $1.57
Full Year Adjusted Operating Margin 6.2%, a 30 Basis Point Increase
Board of Directors Increases Quarterly Dividend 10%
2016 Adjusted EPS Expected $1.65 to $1.75

Philadelphia, PA, November 18, 2015 - Aramark (NYSE:ARMK), a global leader in food, facilities management, and uniforms, today reported strong fourth quarter and full-year fiscal 2015 results which generated a 13% increase in full year adjusted net income. The company provided an initial outlook for fiscal 2016, and also announced approval by the Board of Directors of a 10% increase in the company’s regular quarterly dividend.

Calendar Shift
As previously disclosed, the company’s fiscal calendar timing resulted in a 53 week year in the fourth quarter of 2014. As a result, the fourth quarter of 2015 was negatively impacted by approximately one week less of both sales and adjusted operating income vs the prior year, or approximately 7% for the quarter and 2% for the year. The 53rd week is estimated to have increased 2014 fourth quarter and full-year adjusted EPS by $0.02. The calculation of organic sales growth adjusts for the 53rd week and all references to organic growth in this release are to a comparable 52 week basis. Adjusted operating income and adjusted EPS have not been adjusted for the 53rd week.

KEY HIGHLIGHTS

•	2015 sales of $14.3 billion with organic growth of 2%. Organic sales were flat in Q4;

•	2015 adjusted operating income rose to $881 million, Q4 adjusted operating income rose to $239 million. 2015 and Q4 GAAP operating income of $628 million and $154 million, respectively;

•	2015 and Q4 adjusted earnings per share of $1.57 and $0.44, respectively. 2015 and Q4 GAAP earnings per share of $0.96 and $0.23, respectively;

•	Board of Directors increases regular quarterly dividend to 9.5 cents per share

“The power of our clear and focused strategy, combined with our relentless focus on operational excellence, delivered strong returns for our shareholders," said Eric J. Foss, Chairman, President and Chief Executive Officer. "Our strategic transformation is squarely on track and we expect to continue driving meaningful shareholder value by focusing on growth, innovation, brand building and operational excellence to capture productivity and deliver great customer experiences.”

FOURTH QUARTER SALES RESULTS

	Q4 Organic Sales	Q4 GAAP Sales	Growth (GAAP)	Organic Sales Growth[1]	Estimated Impact on Organic Growth from Calendar Shift
FSS North America	$2.5B	$2.5B	(11%)	(2%)	+2%
FSS International	0.7B	0.7B	(12%)	3%	na
Uniform & Career Apparel	0.4B	0.4B	(2%)	5%	na
Total Company	$3.5B	$3.5B	(10%)	Flat	+2%
1 Organic Sales Growth adjusts for currency translation, acquisitions and divestitures, and the 53rd week in 2014, but does not adjust for the estimated calendar shift impact.

The company experienced solid retention rates, strong new client wins and underlying base business expansion in the quarter. As previously disclosed, a large client non-renewal along with non-recurring facilities revenue reported in the fourth quarter of 2014, which totaled about 5% of total company sales in the quarter, reduced North American organic sales. The Education business experienced a particularly strong quarter as new account wins on-boarded during the back-to-school season. FSS International’s organic growth remained strong driven by expansion in Emerging Markets, especially China. Organic sales growth in the Uniform and Career Apparel segment accelerated to 5% as incremental capacity continued to come on-line.

FOURTH QUARTER ADJUSTED OPERATING INCOME (AOI) RESULTS

	Q4 AOI	Q4 GAAP Operating Income	Operating Income Growth (GAAP)	AOI Growth[1]	Estimated Impact on AOI Growth from Calendar Shift
FSS North America	$167M	$131M	10%	9%	5%
FSS International	39M	12M	(57%)	10%	na
Uniform & Career Apparel	48M	46M	(5%)	(2%)	na
Corporate	(15M)	(35M)
Total Company	$239M	$154M	6%	8%	3%
1 AOI does not adjust for the estimated calendar shift impact or the 53rd week in 2014.

In the fourth quarter the company continued to drive solid productivity gains from food and labor initiatives, particularly in its FSS North America base locations. Consistent with the company’s previously disclosed expectations, the lapping of certain start-up accounts as well as the phasing of reinvestment spending were also contributors to operating income growth versus the prior year. FSS International’s results reflect continued strong revenue and productivity trends, particularly in the emerging markets. The Uniform & Career Apparel segment achieved strong underlying profit expansion driven by revenue and productivity improvement, however this was offset in the quarter by temporary start-up costs associated with capacity expansion.

FOURTH QUARTER EARNINGS SUMMARY
Adjusted net income was $110 million or $0.44 per share, versus adjusted net income of $91 million or $0.37 per share in the fourth quarter of 2014. The calendar shift is estimated to have increased fourth quarter 2015 earnings per share by $0.02. On a GAAP basis, sales were $3.5 billion, operating income was $154 million, net income attributable to Aramark stockholders was $57 million and diluted earnings per share were $0.23. This compares to the fourth quarter of 2014 where on a GAAP basis, sales were $3.9 billion, operating income was $145 million, net income attributable to Aramark stockholders was $44 million and diluted earnings per share were $0.18. The significant strengthening of the U.S. dollar versus the prior year period decreased sales by approximately $130 million, operating income by $8 million and net income by $4 million ($0.02 in earnings per share) in the quarter.

FISCAL 2015 RESULTS
Sales were $14.3 billion, versus $14.8 billion in 2014, with organic growth of 2%. The calculation of organic growth includes an adjustment for 2014’s 53rd week of approximately $258 million, or approximately 2%, and adjusts for adverse currency translation of $471 million. Adjusted operating income was $881 million, versus $852 million in

2014 (which includes approximately $14 million related to the 53rd week). Adjusted net income was $387 million or $1.57 per share, versus adjusted net income of $344 million (which includes an estimated $5 million related to the 53rd week) or $1.45 per share (which includes an estimated $0.02 related to the 53rd week) in 2014. On a GAAP basis, sales were $14.3 billion, operating income was $628 million, net income attributable to Aramark stockholders was $237 million and earnings per share were $0.96.

DIVIDEND INCREASE & DECLARATION
In recognition of the company’s improving growth and profitability, the company’s Board of Directors is increasing the regular quarterly dividend by 10%, to 9.5 cents per share of common stock. The first quarter fiscal 2016 dividend, at the increased rate, will be payable on December 19, 2015, to stockholders of record at the close of business November 30, 2015.

LIQUIDITY & CAPITAL STRUCTURE
As of October 2, 2015 the company’s total debt was $5.3 billion, representing a reduction of $152 million versus the prior year. Total debt to adjusted EBITDA decreased to 4.15x, an approximate 25 basis point improvement versus 2014. Corporate liquidity remains strong, and at year-end the company had approximately $645 million available on its revolving credit facility. The company generated $178 million of free cash flow in fiscal 2015, an improvement of approximately $300 million versus the prior year, inclusive of approximately $45 million of voluntary pension contributions made during the fourth quarter of 2015.

2016 OUTLOOK
Based upon the current foreign exchange rates, currency translation is estimated to be a $0.03 per share headwind to adjusted EPS in 2016, primarily in the first half of the year. Therefore, 2016 adjusted EPS is currently expected to be within a range of $1.65 to $1.75 per share.

INVESTOR DAY
The company will webcast an Investor Day on December 1, 2015 beginning at 8 a.m. Eastern Standard Time. Participants may access the event via the company’s website at www.aramark.com/ on the investor relations tab.

CONFERENCE CALL SCHEDULED
The company has scheduled a conference call at 10 a.m. Eastern Standard Time today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) is in the customer service business across food, facilities and uniforms, wherever people work, learn, recover, and play. United by a passion to serve, our more than 270,000 employees deliver experiences that enrich and nourish the lives of millions of people in 21 countries around the world every day. Aramark is recognized among the Most Admired Companies by FORTUNE and the World’s Most Ethical Companies by the Ethisphere Institute. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

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Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions and divestitures, the impact of currency translation and the estimated impact of the 53rd week, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Adjusted Operating Income
Adjusted operating income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "Transaction"); the impact of the change in fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability.

Adjusted EBITDA
Adjusted EBITDA represents Adjusted Operating Income further adjusted to exclude the impact of all other depreciation and amortization expense.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of discontinued operations; the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction; the impact of changes in the fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability, less the tax impact of these adjustments. Management believes that presentation of net income as adjusted is useful information to investors because we use such information when evaluating net income to better evaluate the underlying operating performance of the company.
We use Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating profitability and to operate and control our cash operating costs to evaluate our performance. These financial metrics are not measurements of financial performance under generally accepted accounting principles in the United States, or U.S. GAAP. We believe the presentation of these metrics is appropriate to provide additional information to investors about our operating performance. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with U.S. GAAP. Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the company's issuances of share-based awards and the related employer payroll tax expense incurred by the company when employees exercise in the money stock options or vest in restricted stock awards. This adjustment excludes the expense related to the modification of missed year options in connection with the initial public offering which are included in the Initial public offering and related expenses adjustment noted below.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as costs incurred to start-up our Business Service Center in Nashville, TN ($0.7 million for the fourth quarter of 2015 and $15.0 million for the year-to-date 2015 and $6.4 million for the fourth quarter of 2014 and $24.5 million for the year-to-date 2014), organizational streamlining initiatives ($26.5 million for the fourth quarter of 2015 and $27.5 million for the year-to-date 2015 and $20.9 million for the fourth quarter of 2014 and $21.3 million for the year-to-date 2014), asset write-offs ($16.2 million for the fourth quarter and year-to-date 2015) and other transformational initiatives ($0.1 million for the fourth quarter of 2015 and $7.9 million for the year-to-date 2015 and $4.3 million for the fourth quarter of 2014 and $7.8 million for the year-to-date 2014).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that acquisitions and divestitures had on the comparative periods by only presenting the acquired or divested businesses for the same periods of time in each period of the comparison.
Branding - adjustments to eliminate the expenses incurred in the period for the Aramark rebranding, such as costs related to the logo redesign, painting of trucks, changing signage, advertising, an internal new brand roll-out meeting, including travel and lodging expenses for company employees to attend this meeting.
Initial public offering and related expenses - adjustments to eliminate non-cash compensation expense ($50.9 million for year-to-date 2014) related to the modification of missed year options in connection with the initial public offering, bonuses paid ($4.3 million for year-to-date 2014) to select senior management individuals related to the successful completion of the initial public offering and other costs attributable to the completion of the initial public offering.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance such as loss on divestitures ($4.3 million for the year-to-date 2015 and $6.7 million for the year-to-date 2014), asset impairments associated with preparing a property for sale ($8.7 million for the year-to-date 2015), a gain on sale of a building ($3.1 million for the fourth quarter and year-to-date 2015), insurance reserve adjustments due to favorable claims experience ($0.3 million for the fourth quarter of 2015 and $10.2 million for the year-to-date 2015 and $2.5 million for the fourth quarter of 2014 and $8.3 million for the year-to-date 2014), expenses related to secondary offerings of common stock by certain of our stockholders ($0.4 million for the fourth quarter of 2015 and $2.2 million for the year-to-date 2015 and $0.9 million for the year-to-date 2014), the impact of the change in fair value related to gasoline and diesel agreements ($2.8 million loss for the fourth quarter of 2015 and a loss of $2.6 million for the year-to-date 2015 and $2.4 million loss for the fourth quarter of 2014 and a loss of $1.8 million for the year-to-date 2014), other income relating to the recovery of the Company's investment (possessory interest) at our National Park Service sites ($2.0 million for fourth quarter and year-to-date 2015 and 2014), other asset write-offs ($1.1 million for the fourth quarter and year-to-date 2014) and other miscellaneous expenses.
Effects of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “have confidence,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words.
Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; changes in, new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions to or breaches of our information security systems or compromises of data; failure to maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; potential conflicts of interest between certain of our controlling shareholders and us; and other factors set forth in the “Risk Factors,” -“ Legal Proceedings” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 3, 2014 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months	Three Months
	Ended	Ended
	October 2, 2015	October 3, 2014

Sales	$3,545,952	$3,947,768

Costs and Expenses:
Cost of services provided	3,189,230	3,573,882
Depreciation and amortization	128,276	134,523
Selling and general corporate expenses	74,142	94,112
	3,391,648	3,802,517
Operating income	154,304	145,251
Interest and other financing costs, net	71,588	78,273
Income before income taxes	82,716	66,978
Provision for income taxes	25,503	22,468
Net income	57,213	44,510
Less: Net income attributable to noncontrolling interest	348	105
Net income attributable to Aramark stockholders	$56,865	$44,405

Earnings per share attributable to Aramark stockholders:
Basic	$0.24	$0.19
Diluted	$0.23	$0.18

Weighted Average Shares Outstanding:
Basic	239,585	233,392
Diluted	247,498	244,266

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Twelve Months	Twelve Months
	Ended	Ended
	October 2, 2015	October 3, 2014

Sales	$14,329,135	$14,832,913

Costs and Expenses:
Cost of services provided	12,880,424	13,363,918
Depreciation and amortization	504,033	521,581
Selling and general corporate expenses	316,740	382,851
	13,701,197	14,268,350
Operating income	627,938	564,563
Interest and other financing costs, net	285,942	334,886
Income before income taxes	341,996	229,677
Provision for income taxes	105,020	80,218
Net income	236,976	149,459
Less: Net income attributable to noncontrolling interest	1,030	503
Net income attributable to Aramark stockholders	$235,946	$148,956

Earnings per share attributable to Aramark stockholders:
Basic	$0.99	$0.66
Diluted	$0.96	$0.63

Weighted Average Shares Outstanding:
Basic	237,616	225,866
Diluted	246,616	237,451

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	October 2, 2015	October 3, 2014
Assets

Current Assets:
Cash and cash equivalents	$122,416	$111,690
Receivables	1,444,574	1,582,431
Inventories	575,263	553,815
Prepayments and other current assets	236,870	217,040
Total current assets	2,379,123	2,464,976
Property and Equipment, net	959,345	997,331
Goodwill	4,558,968	4,589,680
Other Intangible Assets	1,111,980	1,252,741
Other Assets	1,214,634	1,150,965
	$10,224,050	$10,455,693

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$81,427	$89,805
Accounts payable	850,040	986,240
Accrued expenses and other current liabilities	1,249,521	1,302,828
Total current liabilities	2,180,988	2,378,873
Long-Term Borrowings	5,212,290	5,355,789
Other Liabilities	937,311	993,118
Redeemable Noncontrolling Interest	10,102	9,877
Total Stockholders' Equity	1,883,359	1,718,036
	$10,224,050	$10,455,693

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Twelve Months	Twelve Months
	Ended	Ended
	October 2, 2015	October 3, 2014

Cash flows from operating activities:
Net income	$236,976	$149,459
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	504,033	521,581
Income taxes deferred	(4,108)	37,372
Share-based compensation expense	66,416	96,332
Changes in operating assets and liabilities	(99,644)	(427,711)
Other operating activities	(20,637)	21,126
Net cash provided by operating activities	683,036	398,159

Cash flows from investing activities:
Net purchases of property and equipment,
client contract investments and other	(505,256)	(516,700)
Acquisitions, divestitures and other investing activities	922	11,478
Net cash used in investing activities	(504,334)	(505,222)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(137,695)	(407,788)
Net change in funding under the Receivables Facility	—	50,000
Payments of dividends	(81,898)	(52,186)
Proceeds from initial public offering, net	—	524,081
Proceeds from issuance of common stock	39,946	4,408
Repurchase of common stock	(50,176)	(4,730)
Other financing activities	61,847	(6,030)
Net cash provided by (used in) financing activities	(167,976)	107,755
Increase in cash and cash equivalents	10,726	692
Cash and cash equivalents, beginning of period	111,690	110,998
Cash and cash equivalents, end of period	$122,416	$111,690

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	October 2, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,484,187	$677,888	$383,877		$3,545,952
Operating Income (as reported)	$130,979	$11,955	$46,039	$(34,669)	$154,304
Operating Income Margin (as reported)	5.3%	1.8%	12.0%		4.4%

Sales (as reported)	$2,484,187	$677,888	$383,877		$3,545,952
Effect of Acquisitions and Divestitures	(839)				(839)
Adjusted Sales (Organic)	$2,483,348	$677,888	$383,877		$3,545,113
Adjusted Sales Growth (Organic)	-2.0%	3.0%	5.1%		-0.3%

Operating Income (as reported)	$130,979	$11,955	$46,039	$(34,669)	$154,304
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	27,514	110	(468)	—	27,156
Share-Based Compensation	209	55	65	14,996	15,325
Severance and Other Charges	13,666	26,348	2,131	1,400	43,545
Effect of Acquisitions and Divestitures	10	—	—	—	10
Gains, Losses and Settlements impacting comparability	(5,132)	397	—	3,236	(1,499)
Adjusted Operating Income	$167,246	$38,865	$47,767	$(15,037)	$238,841

Adjusted Operating Income Growth	8.9%	10.0%	-2.0%		7.9%
Adjusted Operating Income Margin	6.7%	5.7%	12.4%		6.7%

	Three Months Ended
	October 3, 2014
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,783,048	$771,097	$393,623		$3,947,768
Operating Income (as reported)	$118,782	$27,659	$48,372	$(49,562)	$145,251
Operating Income Margin (as reported)	4.3%	3.6%	12.3%		3.7%

Sales (as reported)	$2,783,048	$771,097	$393,623		$3,947,768
Effect of Currency Translation	(34,567)	(95,783)	—		(130,350)
Effect of Acquisitions and Divestitures	—	(1,977)	—		(1,977)
Adjusted Sales	$2,748,481	$673,337	$393,623		$3,815,441
Estimated Impact of 53rd Week	(214,413)	(15,125)	(28,425)		(257,963)
Adjusted Sales (Organic)	$2,534,068	$658,212	$365,198		$3,557,478

Operating Income (as reported)	$118,782	$27,659	$48,372	$(49,562)	$145,251
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	29,954	1,796	(1,109)	—	30,641
Share-Based Compensation	329	131	92	13,526	14,078
Effect of Currency Translation	(2,816)	(5,270)	—	—	(8,086)
Severance and Other Charges	8,717	9,706	2,153	11,025	31,601
Effect of Acquisitions and Divestitures	—	(271)	—	—	(271)
Branding	—	—	1,283	6,141	7,424
Gains, Losses and Settlements impacting comparability	(1,443)	1,566	(2,062)	2,593	654
Adjusted Operating Income	$153,523	$35,317	$48,729	$(16,277)	$221,292

Adjusted Operating Income Margin	5.6%	5.2%	12.4%		5.8%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Fiscal Year Ended
	October 2, 2015
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$9,950,306	$2,858,231	$1,520,598		$14,329,135
Operating Income (as reported)	$494,537	$95,315	$191,782	$(153,696)	$627,938
Operating Income Margin (as reported)	5.0%	3.3%	12.6%		4.4%

Sales (as reported)	$9,950,306	$2,858,231	$1,520,598		$14,329,135
Effect of Acquisitions and Divestitures	(6,289)	(1,701)	(1,387)		(9,377)
Adjusted Sales (Organic)	$9,944,017	$2,856,530	$1,519,211		$14,319,758
Adjusted Sales Growth (Organic)	0.3%	4.7%	4.0%		1.6%

Operating Income (as reported)	$494,537	$95,315	$191,782	$(153,696)	$627,938
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	110,574	1,877	(2,371)	—	110,080
Share-Based Compensation	1,946	2,694	472	67,688	72,800
Severance and Other Charges	11,878	32,618	2,289	19,760	66,545
Effect of Acquisitions and Divestitures	(304)	(145)	28	—	(421)
Gains, Losses and Settlements impacting comparability	(4,163)	5,222	(2,132)	4,866	3,793
Adjusted Operating Income	$614,468	$137,581	$190,068	$(61,382)	$880,735

Adjusted Operating Income Growth	0.9%	14.6%	6.7%		3.4%
Adjusted Operating Income Margin	6.2%	4.8%	12.5%		6.2%

	Fiscal Year Ended
	October 3, 2014
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$10,232,809	$3,111,250	$1,488,854		$14,832,913
Operating Income (as reported)	$501,301	$106,193	$172,088	$(215,019)	$564,563
Operating Income Margin (as reported)	4.9%	3.4%	11.6%		3.8%

Sales (as reported)	$10,232,809	$3,111,250	$1,488,854		$14,832,913
Effect of Currency Translation	(105,236)	(365,329)	—		(470,565)
Effect of Acquisitions and Divestitures	—	(3,774)	—		(3,774)
Adjusted Sales	$10,127,573	$2,742,147	$1,488,854		$14,358,574
Estimated Impact of 53rd Week	(214,413)	(15,125)	(28,425)		(257,963)
Adjusted Sales (Organic)	$9,913,160	$2,727,022	$1,460,429		$14,100,611

Operating Income (as reported)	$501,301	$106,193	$172,088	$(215,019)	$564,563
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	117,174	6,719	5,612	—	129,505
Share-Based Compensation	1,003	298	440	45,781	47,522
Effect of Currency Translation	(9,552)	(18,403)	—	—	(27,955)
Severance and Other Charges	(3,219)	23,568	2,153	31,052	53,554
Effect of Acquisitions and Divestitures	—	(71)	—	—	(71)
Branding	1,189	225	1,493	24,003	26,910
Initial Public Offering-Related Expenses, including share-based compensation	—	—	—	56,133	56,133
Gains, Losses and Settlements impacting comparability	966	1,566	(3,608)	2,987	1,911
Adjusted Operating Income	$608,862	$120,095	$178,178	$(55,063)	$852,072

Adjusted Operating Income Margin	6.0%	4.4%	12.0%		5.9%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME, ADJUSTED OPERATING INCOME, ADJUSTED EBITDA & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	October 2, 2015	October 3, 2014	October 2, 2015	October 3, 2014

Net Income (as reported)	$57,213	$44,510	$236,976	$149,459
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	27,156	30,641	110,080	129,505
Share-Based Compensation	15,325	14,078	72,800	47,522
Effect of Currency Translation	—	(8,086)	—	(27,955)
Severance and Other Charges	43,545	31,601	66,545	53,554
Effects of Acquisitions and Divestitures	10	(271)	(421)	(71)
Branding	—	7,424	—	26,910
Initial Public Offering-Related Expenses, including share-based compensation	—	—	—	56,133
Gains, Losses and Settlements impacting comparability	(1,499)	654	3,793	1,911
Effects of Refinancings on Interest and Other Financing Costs, net	—	—	—	25,705
Tax Impact of Adjustments to Adjusted Net Income	(32,181)	(30,036)	(102,485)	(118,658)
Adjusted Net Income	$109,569	$90,515	$387,288	$344,015
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	32,181	30,036	102,485	92,953
Provision for Income Taxes	25,503	22,468	105,020	80,218
Interest and Other Financing Costs, net	71,588	78,273	285,942	334,886
Adjusted Operating Income	$238,841	$221,292	$880,735	$852,072
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(27,156)	(30,641)	(110,080)	(129,505)
Depreciation and Amortization	128,276	134,523	504,033	521,581
Adjusted EBITDA	$339,961	$325,174	$1,274,688	$1,244,148

Adjusted Earnings Per Share
Adjusted Net Income	$109,569	$90,515	$387,288	$344,015
Net Income Attributable to Noncontrolling Interests	(348)	(105)	(1,030)	(503)
Adjusted Net Income Attributable to Aramark Stockholders	$109,221	$90,410	$386,258	$343,512
Diluted Weighted Average Shares Outstanding	247,498	244,266	246,616	237,451
	$0.44	$0.37	$1.57	$1.45

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months	Twelve Months
	Ended	Ended
	October 2, 2015	October 3, 2014

Net Income (as reported)	$236,976	$149,459
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	110,080	129,505
Share-Based Compensation	72,800	47,522
Effect of Currency Translation	—	(27,955)
Severance and Other Charges	66,545	53,554
Effects of Acquisitions and Divestitures	(421)	(71)
Branding	—	26,910
Initial Public Offering-Related Expenses, including share-based compensation	—	56,133
Gains, Losses and Settlements impacting comparability	3,793	1,911
Effects of Refinancing on Interest and Other Financing Costs, net	—	25,705
Tax Impact of Adjustments to Adjusted Net Income	(102,485)	(118,658)
Adjusted Net Income	$387,288	$344,015
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	102,485	92,953
Provision for Income Taxes	105,020	80,218
Interest and Other Financing Costs, net	285,942	334,886
Adjusted Operating Income	$880,735	$852,072
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(110,080)	(129,505)
Depreciation and Amortization	504,033	521,581
Adjusted EBITDA	$1,274,688	$1,244,148

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$5,293,717	$5,445,594
Adjusted EBITDA	$1,274,688	$1,244,148
Debt/Adjusted EBITDA	4.2	4.4